                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF

                     CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC


       This AMENDED AND RESTATED OPERATING AGREEMENT (this "AGREEMENT"), dated as of June 16, 1997 is entered into by and between Charter Behavioral Health Systems, Inc., a Delaware corporation ("CHARTER INC.") and a wholly owned subsidiary of Magellan Health Services, Inc. ("MAGELLAN"), a Delaware corporation, and Crescent Operating, Inc. ("CRESCENT OPERATING"), a Delaware corporation and a designee of Crescent Real Estate Equities Limited Partnership ("CRESCENT"), a Delaware limited partnership (Charter Inc. and Crescent Operating being referred to individually as a "MEMBER" and collectively as the "MEMBERS"), and Magellan (who is party solely with respect to the agreements in
Section 3.2(e) of this Agreement), and shall be effective as of the 17 day of June, 1997 (the "EFFECTIVE DATE").

                              W I T N E S S E T H:

       WHEREAS, Charter Inc. is currently engaged in the business of operating acute care psychiatric hospitals and certain related activities;

       WHEREAS, Magellan and Crescent are parties to that certain Real Estate Purchase and Sale Agreement, dated January 29, 1997, as amended (the "REAL ESTATE PURCHASE AND SALE AGREEMENT"), pursuant to which Magellan has agreed to cause Charter Inc. and certain subsidiaries of Charter Inc. to sell to Crescent or its designated affiliate ("CRESCENT AFFILIATE") substantially all of the real property and related improvements, furniture, fixtures and equipment (including medical office buildings located on such real property) owned by Charter Inc. and used in the operation of Charter Inc.'s acute care psychiatric hospitals (the "PURCHASED FACILITIES");

       WHEREAS, Magellan and Crescent have agreed that, upon closing of the Real Estate Purchase and Sale Agreement, Crescent Affiliate and Charter Behavioral Health Systems, LLC (the "COMPANY") shall enter into a master lease (the "FACILITIES LEASE"), pursuant to which Crescent Affiliate shall lease the Purchased Facilities and certain other applicable property (collectively, the "FACILITIES") to the Company;

       WHEREAS, Magellan, Crescent Operating and the Company are parties to that certain Contribution Agreement, dated of even date herewith (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other things, Magellan agreed that certain of its subsidiaries ("CONTRIBUTING SUBSIDIARIES") would contribute assets (the "CONTRIBUTION ASSETS") to the Company in exchange for the grant of a membership interest in the Company, and Crescent Operating agreed to contribute cash to the Company in exchange for a membership interest in the Company;

        WHEREAS, in order to facilitate the transactions contemplated by the Real Estate Purchase and Sale Agreement, Magellan and Charter Inc. formed the Company pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on March 14, 1997 and entered into an Operating Agreement with respect to the Company pursuant to which Magellan owned a 99% membership interest in the Company and Charter Inc. owned a 1% membership interest in the Company.

        WHEREAS, prior to the date hereof, Magellan made a capital contribution of a 1% interest in the Company to Magellan Executive Corporation ("MEC");

        WHEREAS, prior to the date hereof, Magellan made a capital contribution of a 98% interest in the Company to Charter, Inc.;

        WHEREAS, immediately prior to the execution of this Agreement, the Contributing Subsidiaries contributed the Contributed Assets in exchange for a membership interest in the Company, which in the aggregate and together with the membership interest of Charter Inc. and MEC, constituted a 50% membership interest in the Company;

        WHEREAS, immediately prior to the execution of this Agreement, each of the Contributing Subsidiaries and MEC assigned their membership interest in the Company to Charter Inc. by execution of the Assignment of Limited Liability Company Interest and Amendment to Limited Liability Company Agreement of Charter Behavioral Health Systems, LLC, dated the date hereof;

        WHEREAS, contemporaneously with the execution of this Agreement, Crescent Operating is contributing $5 million cash to the Company in exchange for a 50% membership interest in the Company;

        WHEREAS, as a result of the foregoing Crescent Operating has a 50% membership interest in the Company and Charter Inc. has a 50% membership interest in the Company; and

       WHEREAS, the Members desire to operate and maintain the limited liability company known as Charter Behavioral Health Systems, LLC, as formed under the laws of the

State of Delaware as March 14, 1997, which shall operate the Facilities (as hereafter defined), and certain leased facilities, and engage in the business of hospital-based behavioral healthcare.

                               A G R E E M E N T

       NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Company's Operating Agreement, as follows:


                                   SECTION 1.

                                  DEFINITIONS

       1.1    DEFINITIONS.

       Capitalized words and phrases used in this Agreement have the following meanings:

       "ACT"  means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

       "ACTION"   means any claim, action, suit, arbitration, inquiry,
proceeding or investigation by or before any governmental authority or other authority with jurisdiction and power to adjudicate such Action.

       "ADDITIONAL CAPITAL CONTRIBUTION" has the meaning specified in Section 3.2(e) hereof.

       "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

       (a) Credit to such Capital Account of any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

       (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-2(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

       "AFFILIATE"   means, with respect to any Person (i) any individual,
corporation, limited liability company, partnership, trust or other legal entity directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any individual who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms

"controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, general partners, members or persons exercising similar authority with respect to such Person.

       "AGREEMENT" or "OPERATING AGREEMENT" means this Amended and Restated Operating Agreement of Charter Behavioral Health Systems, LLC, as amended from time to time, which shall constitute the limited liability company agreement of the Company for all purposes of the Act. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

       "ALLOCATION YEAR" means (i) the period commencing on the Effective Date and ending on September 30, 1997, (ii) any subsequent twelve (12) month period commencing on October 1 and ending on September 30 (except as may be required by Regulations promulgated under Section 706 of the Code), or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 6 hereof.

       "ANNUAL BUDGET"  has the meaning specified in Section 8.3(a).

       "BANKRUPTCY" means, with respect to any Person, a "VOLUNTARY BANKRUPTCY" or an "INVOLUNTARY BANKRUPTCY." A "VOLUNTARY BANKRUPTCY" means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above. An "INVOLUNTARY BANKRUPTCY" means, with respect to any Person, without the consent or acquiescence of such Person, (i) the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation,
(ii) the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or (iii) without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days. The foregoing is intended to supersede and replace the events listed in Sections 18-304(a) and (b) of the Act.

       "BUSINESS" means (i) the operation of an acute care psychiatric hospital, part of an acute care general hospital operating an acute care psychiatric unit, a behavioral healthcare residential treatment center, a part of a facility operating a behavioral healthcare residential treatment center, or other similar facility providing 24-hour behavioral healthcare, and the delivery of behavioral healthcare from such facility and other affiliated facilities; such behavioral healthcare to include inpatient hospitalization, partial hospitalization programs, outpatient therapy, intensive outpatient therapy, ambulatory detoxification, behavioral modification programs and related services; and (ii) additional services, concepts or products undertaken pursuant to the Franchise Agreement.

       "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Atlanta, Georgia or Dallas, Texas.

       "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

              (a)    To each Member's Capital Account there shall be credited
       (i) such Member's Capital Contributions, (ii) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3 or Section 6.4 hereof and
       (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member;

              (b)    To each Member's Capital Account there shall be debited
       (i) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement,
       (ii) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to
       Section 6.3 or Section 6.4 hereof and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company;

              (c) In the event a Member's Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest; and

              (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code
       Section 752(c) and any other applicable provisions of the Code and Regulations.

       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Governing Board determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed Property or which are assumed by the Company or any Members), are computed in order to comply with such Regulations, the Governing Board may make such modification, provided that such modification is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 13 hereof upon the dissolution of the Company. The Governing Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

       "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to such Member's Interest.

       "CERTIFICATE" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

       "CHARTER DIRECTOR" means a Director designated by Charter Inc. in accordance with Section 8.1 hereof.

       "CHARTER INC." has the meaning specified in the introductory statement.

       "CHIEF EXECUTIVE OFFICERS" has the meaning specified in Section 15.2 hereof.

       "CODE"    means the United States Internal Revenue Code of 1986, as
amended from time to time.

       "COI WARRANT AGREEMENT" means the Warrant Agreement dated the date hereof between Crescent Operating and Magellan pursuant to which Crescent Operating is issuing warrants to Magellan.

       "COMPANY" means the limited liability company, known as Charter Behavioral Health Systems, LLC, formed pursuant to this Agreement and the Certificate.

       "COMPANY MINIMUM GAIN" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

       "CONTRIBUTING SUBSIDIARIES" has the meaning specified in the introductory statement.

       ""CONTRIBUTING AGREEMENT" has the meaning specified in the recitals.

       "CRESCENT"  has the meaning specified in the introductory statement.

       "CRESCENT DIRECTOR" means a Director designated by Crescent Operating in accordance with Section 8.1 hereof.

       "CRESCENT OPERATING" has the meaning specified in the introductory statement.

       "DEADLOCK"  has the meaning specified in Section 15.1 hereof.

       "DEBT" of a Person means (i) any indebtedness for borrowed money or the deferred purchase price of Property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) to the extent of the fair market value of any asset owned or held by such Person, obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any such asset whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement (the amount of such obligation shall be deemed to be the amount that would be required to be paid by such Person to sell, unwind or terminate the swap transaction), (v) trade credit incurred other than in the ordinary course of business and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii),
(iii), (iv) and (v) above.

       "DEPRECIATION" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for United States federal income tax purposes of an asset at the beginning of such Allocation Year is zero (0), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Governing Board.

       "DIRECTOR" means any of the individuals provided in Section 8.1 hereof or otherwise designated by the Members to serve on the Governing Board pursuant to this Agreement and "DIRECTORS" means all of such individuals.

       "DISSOLUTION EVENT"  has the meaning specified in Section 14.1 hereof.

       "EFFECTIVE DATE" has the meaning specified in the introductory statement.

       "ELECTION NOTICE"  has the meaning specified in Section 12.8 hereof.

       "ENCUMBRANCES"  has the meaning specified in Section 4.2 hereof.

       "EXCHANGE ACT"  means the Securities Exchange Act of 1934, as amended.

       "EXCLUDED LIABILITIES" has the meaning specified in Section 9.7(a) hereof.

       "EXECUTIVE OFFICER" means each of the Chairman of the Governing Board, the Vice Chairman of the Governing Board, the President, any Vice President designated as an "Executive Vice President" of the Company by the Governing Board, the Chief Financial Officer and the Treasurer.

       "FACILITIES LEASE" means (i) that certain Master Lease Agreement, dated as of June ___, 1997, between Crescent Affiliate, as landlord, and the Company and its subsidiaries, as lessees, and any amendment or renewal thereof, and (ii) any other real estate lease agreements between Crescent Affiliate, as landlord, and the Company or a subsidiary of the Company, as lessee.

       "FAIR MARKET VALUE"  has the meaning specified in Section 12.9 hereof.

       "FIRST OFFER PERIOD" shall mean a period commencing upon delivery of an Offer Notice and expiring at 5:00 p.m., New York time, on the 15th Business Day following delivery of such Offer Notice; provided, however, if the Proposed Transfer involves Non-Cash Consideration, the First Offer Period shall not expire until the 10th Business Day after a binding determination of the Fair Market Value of such Non-Cash Consideration has been made in accordance with
Section 12.9 hereof.

       "FISCAL QUARTER" means (i) the period commencing on the Effective Date and ending on June 30, 1997, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1 or October 1, as the case may be, and ending on the date on which all Property is distributed to the Members pursuant to Section 12 hereof.

       "FISCAL YEAR" means (i) the period commencing on the Effective Date and ending on September 30, 1997, (ii) any subsequent twelve (12) month period commencing on October 1 and ending on September 30 (except as may be required by Regulations promulgated under Section 706 of the Code), or (iii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Members pursuant to Section 14 hereof.

       "FRANCHISE AGREEMENT" means (i) the Master Franchise Agreement, dated June ___, 1997 among Magellan, through its wholly-owned subsidiary, Charter Franchise Services, LLC ("CFS") (Magellan and CFS, collectively "Franchisor") and the Company and any amendment or renewal thereof and (ii) any Franchise Agreement entered into between Franchisor and the Company or its Affiliates.

       "FRANCHISOR" means, collectively, Magellan and CFS.

       "GAAP"   means generally accepted accounting principles in effect in the
United States of America from time to time.

       "GOVERNING BOARD"  has the meaning specified in Section 8.1 hereof.

       "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for United States federal income tax purposes, except as follows:

              (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Governing Board; provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to
       Section 3.1 hereof shall be the Net Asset Values of such assets as set forth in such Section, increased by any liabilities either treated as assumed by the Company upon the contribution of such assets or to which such assets are treated as subject when contributed pursuant to the provisions of Code Section 752;

              (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code
       Section 7701(g) into account), as determined by the Governing Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and
       (ii) of this paragraph shall be made only if the Governing Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

              (c) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Governing Board; and

              (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), and subparagraph (vi) of the definition of "PROFITS" and "LOSSES" provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

       "INTEREST" means a Member's ownership interest in the Company, including all rights attributable to a member of a limited liability company under the Act.

       "INVOLUNTARY BANKRUPTCY" has the meaning set forth in the definition of Bankruptcy.

       "ISSUANCE ITEMS"  has the meaning specified in Section 6.3(h) hereof.

       "LENDER" has the meaning set forth in Section 8.2(11) hereof.

       "LIQUIDATOR"  has the meaning specified in Section 14.5(a) hereof.

       "MAGELLAN"  has the meaning specified in the introductory statement.

       "MAJOR DECISION"  has the meaning specified in Section 8.2 hereof.

       "MEC" has the meaning specified in introductory statement.

       "MEMBER" means Crescent Operating, Charter Inc. or any Person who is admitted as a Member pursuant to the terms of this Agreement. "MEMBERS" means all such Persons.

       "MEMBER ADVANCE" has the meaning specified in Section 3.2(e) hereof.

       "MEMBER COMMITMENT" has the meaning specified in Section 3.2(e) hereof.

       "MEMBER NONRECOURSE DEBT" has the same meaning as the term "Member nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

       "MEMBER NOTE" has the meaning specified in Section 3.2(e) hereof.

       "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

       "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "Member nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

       "NET ASSET VALUE" means, with respect to any asset contributed by a Member to the Company, the Gross Asset Value of such asset at the time of its contribution, reduced by any liabilities either treated as assumed by the Company upon the contribution of such asset or to which such asset is treated as subject when contributed pursuant to the provisions of Code Section 752; provided that the initial Net Asset Value of the assets contributed to the Company pursuant to Section 3.1 hereof shall be as set forth in such Section.

       "NON CASH CONSIDERATION" has the meaning specified in Section 12.8(e) hereof.

       "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

       "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

       "NON-SELLING MEMBER"  has the meaning specified in Section 12.8 hereof.

       "OFFER NOTICE"  has the meaning specified in Section 12.8 hereof.

       "OFFER PERCENTAGE"  has the meaning specified in Section 12.8 hereof.

       "OFFERING PARTY"  has the meaning specified in Section 15.3(a) hereof.

       "ORIGINAL CAPITAL CONTRIBUTION" means, with respect to any Member, any Capital Contribution provided by such Member as of the Effective Date.

       "PERCENTAGE INTEREST" means the Interest of each Member expressed as a percentage as initially set forth in Section 3.1 hereof, or as subsequently established by the Members in accordance with the provisions of this Agreement.


       "PERCENTAGE INTERESTS" means the entire percentage interest of ownership in the Company.

       "PERMITTED TRANSFER"  has the meaning set forth in Section 12.2 hereof.

       "PERSON" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

       "PROFITS" and "LOSSES" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

       (a) Any income of the Company that is exempt from United States Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "PROFITS" and "LOSSES" shall be added to such taxable income or loss;

       (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "PROFITS" and "LOSSES" shall be subtracted from such taxable income or loss;

       (c) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing gain or loss;

       (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

       (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

       (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

       (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.3 or Section 6.4 hereof shall not be taken into account in computing Profits or Losses; and

       (h) The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.3 and 6.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

       "PROPERTY" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

       "PROPOSED TRANSFER"  has the meaning specified in Section 12.8 hereof.

       "PROTECTED INFORMATION" means trade secrets, confidential or proprietary information, intellectual property, knowledge or know-how pertaining primarily to the operation of the Company or the Business or any confidential or proprietary information concerning any Member, including, without limitation, research and development information, inventions, formulas, methods, techniques, processes, protocols, plans, procedures, contracts, financial information, computer models and know-how. Protected Information shall not include Protected Information which at the time of its disclosure was in the public domain other than as result of a breach hereof by any of the parties hereto.

       "PURCHASING PARTY"  has the meaning specified in Section 15.3(b) hereof.

       "REAL ESTATE PURCHASE AND SALE AGREEMENT" has the meaning specified in the recitals.

       "RECONSTITUTION PERIOD"  has the meaning specified in Section 14.1(b).

       "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

       "REGULATORY ALLOCATIONS" has the meaning specified in Section 6.4 hereof.

       "RESPONDING PARTY"  has the meaning specified in Section 15.3(a) hereof.

       "RIGHT OF FIRST REFUSAL" has the meaning specified in Section 12.8 hereof.

       "SECOND OFFER PERIOD" shall mean a period commencing on the first Business Day following the First Offer Period and expiring at 5:00 p.m., New York time on the 10th Business Day thereafter.

       "SECURITIES ACT"  means the Securities Act of 1933, as amended.

       "SELLING MEMBER"  has the meaning specified in Section 12.8 hereof.

       "SELLING PARTY"  has the meaning set forth in Section 15.3(b) hereof.

       "SENIOR FACILITY" has the meaning set forth in Section 8.2(13) hereof.

       "STATED VALUE"  has the meaning specified in Section 15.3(a) hereof.

       "THIRD PARTY PURCHASER" has the meaning specified in Section 12.8 hereof.

       "TRANSACTION AGREEMENTS" means the Real Estate Purchase and Sale Agreement, the Contribution Agreement, the Facilities Lease, the Franchise Agreement, the Warrant Agreement, the COI Warrant Agreement, that certain Subordination Agreement, dated of even date herewith, among Magellan, CFS, the Company, and Crescent Real Estate Funding VII, L.P. and this Agreement, collectively.

       "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

       "VOLUNTARY BANKRUPTCY" has the meaning set forth in the definition of "BANKRUPTCY."

       "WARRANT AGREEMENT" means, collectively, that certain Warrant Agreement, dated January 29, 1997 between Magellan and Crescent, as amended, and that certain Warrant Agreement, dated of even date herewith, between Magellan and Crescent Operating.

                                   SECTION 2.

                                  THE COMPANY

       2.1    FORMATION.

       The Company was formed pursuant to the Certificate attached hereto as Exhibit A. The fact that the Certificate is on file in the office of the Secretary of State of the State of Delaware shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of this Agreement, each of the Directors designated in Section 8.1 shall be admitted as Directors of the Company. The rights and liabilities of the Members and Directors shall be as provided under the Act, the Certificate and this Operating Agreement.

       2.2    NAME.

       The name of the Company is Charter Behavioral Health Systems, LLC and all business of the Company shall be conducted in such name or in such other name as the Governing Board may designate. The Governing Board may change the name of the Company upon ten (10) Business Days notice to the Members and shall change it to eliminate the name "Charter" upon expiration of the Franchise Agreement in accordance with the terms thereof.

       2.3    PURPOSE; POWERS.

       (a) The purposes of the Company are to (i) operate the Business, (ii) make such additional investments and engage in such additional activities as the Governing Board may approve pursuant to Section 8.2 and (iii) engage in any and all activities and exercise any power permitted to limited liability companies under the laws of the State of Delaware, as applicable, related or incidental to the purposes set forth in clauses (i) and (ii).

       (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Governing Board pursuant to Section 8 hereof.

       2.4    PRINCIPAL PLACE OF BUSINESS; AGENT FOR SERVICE OF PROCESS.

       (a) The principal place of business of the Company shall be located at such place as is determined by the Governing Board.

       (b) The registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company or any successor as appointed by the Governing Board in accordance with the Act. The address for the registered agent shall be:

              Corporation Service Company
              1013 Centre Road
              Wilmington, Delaware 19805-1297

       (c) The initial registered office of the Company in the State of Delaware is:

              Charter Behavioral Health Systems, LLC
              c/o Corporation Service Company
              1013 Centre Road
              Wilmington, Delaware 19805-1297

       The Company may maintain other offices, as determined by the Governing Board.

       (d)    The principal place of business of Charter Inc. is:

              Charter Behavioral Health Systems, Inc.
              3414 Peachtree Road, N.E., Suite 1400
              Atlanta, Georgia 30326
              Attention: General Counsel

       (e)    The principal place of business of Crescent Operating is:

              Crescent Operating, Inc.
              777 Main Street
              Suite 2100
              Fort Worth, Texas  76102
              Attention: Gerald W. Haddock

       2.5    TERM.

       The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act. The Members intend that the existence of the Company shall continue until the earlier to occur of (i) the winding up and liquidation of the Company and the completion of its business following a Dissolution Event, as provided in Section 14 hereof or (ii) ninety-nine (99) years from the date on which the term of the Company commences.

       2.6    TITLE TO PROPERTY.

       All Property owned by the Company shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company or a wholly owned subsidiary and not in the name of any Member.


       2.7    PAYMENTS OF INDIVIDUAL OBLIGATIONS.

       The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.


                                   SECTION 3.

                MEMBER SHARES, CAPITAL CONTRIBUTIONS AND FUNDING

       3.1    ORIGINAL CAPITAL CONTRIBUTIONS.

       On the Effective Date, Charter Inc. (and its affiliates) and Crescent Operating have each made an Original Capital Contribution to the Company, with the initial Net Asset Value of each such Original Capital Contribution (which shall also constitute the initial Capital Account balance of the Member making the Original Capital Contribution) immediately after the date of the Original Capital Contributions being as follows:

                                         INITIAL NET ASSET VALUE OF
                           PROPERTY           ORIGINAL CAPITAL       PERCENTAGE
        NAME              CONTRIBUTED           CONTRIBUTION          INTEREST
 -----------------     ----------------- --------------------------  ----------
 Charter Inc.           Property and assumed
                       obligations described
                        in Sections 2.1 and
                            2.3 of the
                       Contribution Agreement   $5.0 million            50.0%

 Crescent Operating          Cash               $5.0 million            50.0%

       3.2    OTHER MATTERS.

       (a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive Property other than cash except as may be specifically provided herein.

       (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or approved by the Governing Board, or except as provided in the Transaction Agreements.

       (c) No Member shall be liable for the Debts or any other obligations of the Company.

       (d) A Member shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company, except as otherwise provided herein or in the Transaction Agreements.

       (e) Each of Charter Inc. and Crescent Operating will contribute an additional $2.5 million to the capital of the Company within five (5) days after Closing ("ADDITIONAL CAPITAL CONTRIBUTION"). Additionally, on the Effective Date, (i) each of Charter Inc. and Crescent Operating shall agree to loan (either directly or through an Affiliate) the Company up to an aggregate of $17.5 million each (a "MEMBER COMMITMENT"), which Member Commitments shall terminate on the fifth anniversary of the Effective Date, and (ii) the Company shall execute notes (the "MEMBER NOTES"), one to Charter Inc. and one to Crescent Operating, as security for each such Member Commitment at the time of any loan pursuant to a Member Commitment (the form of the note is attached as Exhibit D). Magellan, in its sole discretion, shall have the right to require the Company, from time to time, to draw down a portion of the Member Commitments by providing written notice specifying the total amount to be drawn, and the date (which shall not be less than thirty Business Days after the date of such notice) of such draw. Each such draw (a "MEMBER ADVANCE") shall be funded 50% by Charter Inc. from its Member Commitment and 50% by Crescent Operating from its Member Commitment. Magellan agrees to provide funding to Charter Inc. if required for Charter Inc. to fund its Member Commitment. Each Member Advance shall bear interest at a rate of 10% per annum and have a term of five years (notwithstanding any termination of the Member Commitment after the Member Advance is made). Notwithstanding anything to the contrary, neither Magellan nor the Company shall have the right to require a Member Advance from Crescent Operating unless Charter Inc. is required to make a Member Advance in the same amount as that required for Crescent Operating. Until the Company secures a Senior Facility in an amount of at least $55 million supported by the Company without a guarantee from Crescent Operating, payments under any Member Advances which are required to be made to Charter Inc. shall be subordinated to payments under any Member Advances which are required to be made to Crescent Operating. If either Charter Inc. or Crescent Operating shall fail to make a Member Advance pursuant to this paragraph within fifteen Business Days of the date specified above, with respect to the Additional Capital Contribution, or in such notice from Charter Inc. requiring a Member Advance and such failure continues for an additional ten Business Days after notice from the other Member, then such defaulting Member shall be deemed to have sold its membership interest in the Company to the other Member upon delivery of payment by such other Member to the defaulting Member of the sum of $100. Except for the foregoing, the Members shall not be required to make any additional capital contributions or loans to the Company. Such obligation to make Additional Capital

Contributions or loans is solely for the benefit of the Members, and no Person shall be considered a third-party beneficiary of such obligation. The Company shall use all Additional Capital Contributions and Member Advances for the benefit of the Company in such manner as Charter Inc., in its sole discretion, directs.

       (f) The Directors shall not have any personal liability for the repayment of any Capital Contributions of any Member.

       (g) Notwithstanding any other provision of this Agreement, each Member agrees to approve such amendments to this Agreement as are necessary to allocate up to 10% of the Percentage Interests in the Company, equally from each Member, for future incentive payments to management.


                                   SECTION 4.

                   REPRESENTATIONS AND WARRANTIES OF CHARTER INC.

       Charter Inc. represents and warrants to Crescent Operating as of the date hereof as follows:

       4.1    ORGANIZATION AND AUTHORITY OF CHARTER INC.

       Charter Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Charter Inc., and (assuming due execution and delivery by Crescent Operating) constitutes the legal, valid and binding obligation of Charter Inc. enforceable against Charter Inc. in accordance with its terms, except as enforceability may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

       4.2    NO CONFLICT.

       The execution, delivery and performance by Charter Inc. of this Agreement does not and will not (i) violate or conflict with the certificate of incorporation or bylaws of Charter Inc., (ii) conflict with or violate any law, rule, regulations, order, writ, judgment, injunction, decree, determination or award applicable to Charter Inc. or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any pledge, lien, security interest, mortgage, charge, adverse claim or ownership or use, or other encumbrance of any kind (collectively "ENCUMBRANCES") on any of the assets or properties of Charter Inc. pursuant to, any note, bond, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Charter Inc. is a party or by which any of such assets or properties is bound or affected, except, in the case of (ii) or (iii), any conflict, violation, breach or default which would not individually or in the aggregate have a material adverse effect on Charter Inc. or the Company.

4.3    CONSENTS AND APPROVALS.

       Except as set forth on Schedule 4.3, the execution and delivery by Charter Inc. of this Agreement does not and will not, and the performance by Charter Inc. of this Agreement does not and will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. Charter Inc. is in compliance in all material respects with all laws and regulations of all governmental or guasi-governmental authorities having jurisdiction over the business of Charter Inc.


                                   SECTION 5.

                 REPRESENTATIONS AND WARRANTIES OF CRESCENT OPERATING

       Crescent Operating represents and warrants to Charter Inc. as of the date hereof as follows:

       5.1    ORGANIZATION AND AUTHORITY OF CRESCENT OPERATING.

       Crescent Operating is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Crescent Operating and (assuming due execution and delivery by Charter Inc.) constitutes its legal, valid and binding obligation enforceable against Crescent Operating in accordance with its terms, except as enforceability may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

       5.2    NO CONFLICT.

       The execution, delivery and performance by Crescent Operating of this Agreement does not and will not (i) violate or conflict with the organizational documents of Crescent Operating, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Crescent Operating or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Crescent Operating pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Crescent Operating is a party or by which any of such assets or properties is bound or affected, except, in the case of (ii) or (iii), any conflict, violation, breach or default which would not individually or in the aggregate have a material adverse effect on Crescent Operating or the Company.

       5.3    CONSENTS AND APPROVALS.

       Except as set forth in Schedule 5.3, the execution and delivery of this Agreement by Crescent Operating does not and will not, and the performance of this Agreement by Crescent Operating does not and will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. Crescent Operating is in compliance in all material respects with all laws and regulations of all governmental or quasi- governmental authorities having jurisdiction over the business of Crescent Operating. Crescent Operating has no knowledge of material violations of laws or regulations relating to the business of Crescent Operating and no written notice of any material violation of any such law, regulation or ordinance has been received by Crescent Operating except for violations or alleged violations that are being corrected in the ordinary course of business pursuant to an approved plan of correction and are listed on Schedule 5.3.


                                   SECTION 6.

                                  ALLOCATIONS

       6.1    PROFITS.

       After giving effect to the special allocations set forth in Sections 6.3 and 6.4, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

       6.2    LOSSES.

       After giving effect to the special allocations set forth in Sections 6.3 and 6.4 and subject to Section 6.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

       6.3    SPECIAL ALLOCATIONS.

       The following special allocations shall be made in the following order:

       (a)    MINIMUM GAIN CHARGE BACK.  Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 6, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.3(a) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

       (b)    MEMBER MINIMUM GAIN CHARGE BACK.  Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 6, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.3(b) is intended to comply with the minimum gain charge back requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

       (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6)
of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this
Section 6.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 6 have been tentatively made as if this Section 6.3(c) were not in the Agreement.

       (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Section 6 have been made as if Section 6.3(c) and this Section 6.3(d) were not in the Agreement.

       (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

       (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

       (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

       (h)    ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF COMPANY INTEREST.
Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Interests by the Company to a Member (the "ISSUANCE ITEMS") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

       6.4    CURATIVE ALLOCATIONS.

       The allocations set forth in Sections 6.3(a) to (g) and 6.5 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.4. Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations), the Governing Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 6.1 and 6.2; provided, however, that the Governing Board shall not make offsetting special allocations if and to the extent that such Regulatory Allocations were or likely will be offset with Regulatory Allocations in prior or future years.

       6.5    LOSS LIMITATION.

       Losses allocated pursuant to Section 6.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to

Section 6.2 hereof, the limitation set forth in this Section 6.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members' Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

       6.6    OTHER ALLOCATION RULES.

       (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Governing Board, using any permissible method under Code Section 706 and the Regulations thereunder.

       (b) The Members are aware of the income tax consequences of the allocations made by this Section 6 and hereby agree to be bound by the provisions of this Section 6 in reporting their shares of Company income and loss for income tax purposes.

       (c) For purposes of making all allocations pursuant to this Section 6 for any Allocation Year, cash distributed within thirty (30) days after the last day of such Allocation Year shall be treated as having been distributed on such last day pursuant to Section 7.1 hereof.

       (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits shall be in proportion to their Percentage Interests.

       (e) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Governing Board shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

       6.7    TAX ALLOCATIONS:  CODE SECTION 704(C).

       In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). Any such variation with respect to the Contributed Assets (as defined in the Contribution Agreement) shall be calculated using the remedial allocation method described in Regulation Section 1.704-3(d).

       In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.


       Any elections or other decisions relating to such allocations shall be made by a supermajority (of at least 80%) of the Governing Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                                   SECTION 7.

                                 DISTRIBUTIONS

       7.1 DISTRIBUTION OF AVAILABLE CASH. Subject to the provisions of this Section 7, the Company's available cash shall be distributed to the Members, in such amounts and only at such times as determined by the Governing Board, in proportion to their respective Percentage Interests. In no event shall any cash distribution be made to the Members unless and until rent due under the Facilities Lease and fees due under the Franchise Agreement are fully paid in the year of any distribution.

       7.2 AMOUNTS WITHHELD. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Governing Board determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Governing Board that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member, or (ii) the Governing Board determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest (which shall be subordinate to any pledge granted to a financial institution as contemplated by Section 12.2) in such Member's Percentage Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 7.2. In the event that a Member fails to pay any amounts owed to the Company pursuant to this
Section 7.2 when due, the Governing Board may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member and, until repayment of such loan, shall succeed to all rights and remedies of the Company against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Governing Board shall request in order to perfect or enforce the security interest created hereunder.


                                   SECTION 8.

                                   MANAGEMENT

       8.1    DIRECTORS; GOVERNING BOARD.

       (a) The management of the Company shall be vested in the four-member Governing Board (the "GOVERNING BOARD") designated by the Members as provided in Sections 8.1(c) and (d) hereof.

       (b) The number of Persons, each of whom shall be an individual (hereinafter referred to as "DIRECTORS") on the Governing Board shall be four
(4) unless otherwise provided herein. Each Director shall be a "MANAGER", as defined in the Act, who shall have authority to act on behalf of the Company as set forth herein. The Directors shall serve without compensation but shall be entitled to reimbursement for their out-of-pocket costs for their services hereunder.

       (c) Simultaneously with the execution hereof, Charter Inc. hereby designates the individuals set forth in Items (1) through (2) as Charter Directors and Crescent Operating hereby designates the individuals set forth in Items (3) through (4) as Crescent Directors, such that the name and address of the Directors who shall serve until their respective successors shall have been designated and qualified are as follows:

              Name                       Business Address and Telephone Number
 -----------------------------------     ---------------------------------------
 1.  Steve Davis                         3414 Peachtree Road, N.E., Suite 1400
                                         Atlanta, GA 30326
                                         Tel.: (404) 869-9200

 2.  Craig L. McKnight                   3414 Peachtree Road, N.E., Suite 1400
                                         Atlanta, GA 30326
                                         Tel.: (404) 869-9200

 3.  John C. Goff                        777 Main Street, Suite 2100
                                         Fort Worth, TX 76102
                                         Tel.: (817) 877-0477

 4.  Gerald W. Haddock                   777 Main Street, Suite 2100
                                         Fort Worth, TX 76102
                                         Tel.: (817) 877-0477

       (d) No vote of the Members shall be required to designate Directors. Rather, Charter Inc. shall have the right to designate two (2) Charter Directors, and Crescent Operating shall have the right to designate two (2) Crescent Directors. A Director shall remain in office until removed by the Member designating such Director. With respect to any Director other than the initial Directors set forth in Section 8.1(c) hereof, Charter Inc. or Crescent Operating, as the case may be, shall designate such Director by delivering to the Company the Member's written statement designating such Director and setting forth such Director's business address and telephone number.

       (e) A Director may be removed at any time, with or without cause, solely by the Member originally designating such Director. Removal shall be accomplished by delivery of written notice to the Company demanding such removal and designating the Person who shall fill the position of the removed Director.

       (f) In the event any Director dies or is unwilling or unable to serve as such or is removed from office by the Member that designated such Director, the appropriate Member shall promptly designate a successor to such Director.
A Director chosen to fill a vacancy shall be designated by the Member whose previously designated Director shall have been removed or shall have resigned.

       (g) Each Director shall have one (1) vote. Except as otherwise provided in Sections 8.2 and 8.3 hereof, the Governing Board shall act by the affirmative vote of a majority of the total number of Directors on the Governing Board. A Director may authorize any other Director to act for him by proxy on all matters in which a Director is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Director or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Director executing it.

       (h) The Governing Board shall have the power to delegate authority to such committees of Directors, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Governing Board to approve such action directly.

       (i) A Director shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company.

       8.2    MAJOR DECISIONS.

       Notwithstanding the other provisions of this Section 8, no officer or employee of the Company shall have any authority to cause or permit the Company or any of its subsidiaries or Affiliates to take any of the following actions or make any of the following decisions (each, a "MAJOR DECISION") without the prior express action and approval of at least eighty percent (80%) of the Governing Board:

              (1) any sale, lease, transfer or other disposition of any asset of the Company or any subsidiary of the Company in an amount in excess of $50,000, to the extent such sale, lease, transfer, other disposition or granting of security interest was not previously approved in the Annual Budget for the then current Fiscal Year;

              (2) the acquisition from any Person of any stock or interest in any corporation, company, partnership, association, business or business division, whether by stock purchase, asset purchase, contribution, merger or other business combination or joint venture, or otherwise causing or permitting the Company to be a party to a merger, transfer of assets, consolidation or reorganization with any other Person, provided, however, that the Company shall have the right to invest in short-term, highly liquid investments (which mature in no more than 60 days) with appropriate safety of principal including, without limitation, U.S. Government securities;

              (3) the filing of a voluntary petition for bankruptcy, insolvency or the making of any assignment for the benefit of creditors by or of the Company or any other action which would constitute a Bankruptcy of the Company, or the substantial equivalent thereof;

              (4)    the election to dissolve and terminate the Company;

              (5) causing or permitting the Company to engage in any business or activities other than the Business;

              (6) except as provided in the Transaction Agreements, the Company's entry into any agreement or contract that is proposed to be entered into between the Company and any Member or Affiliate of a Member or any amendment thereof;

              (7) any entering into, modification, amendment, extension or termination by the Company of any contract which delegates the management of any significant part of the business of the Company to any Person not employed by the Company;

              (8) the selection of any Person to act as Liquidator in connection with the liquidation and termination of the Company in accordance with Section 14;

              (9) approval of a commitment for any capital expenditure (to the extent not previously approved in the Annual Budget for the then current Fiscal Year);

              (10) entering into any (i) contract of any sort not in the ordinary course of business or (ii) contract or series of related contracts calling for payments by the Company of more than the contract limit authorized by the Governing Board, or, in the absence of such express authorization, $10,000 in any one Fiscal Year (to the extent not previously approved in the Annual Budget for the then current Fiscal
       Year);

              (11) incurring any indebtedness by the Company or granting any security interest in any asset of the Company to the extent not previously approved in the Annual Budget; provided, however, that if requested by a bank or group of banks (the "LENDER") which has committed to provide the Company with a credit facility of at least $55 million (the "SENIOR FACILITY"), the Company shall (i) cause any subsidiaries of the Company designated by the Lender to guarantee the debt incurred by the Company under the Senior Facility, (ii) pledge its ownership interest in any subsidiaries of the Company designated by the Lender to the Lender as security for the debt incurred by the Company under the Senior Facility, and (iii) grant a security interest in its accounts receivables to the Lender as security for the debt incurred by the Company under the Senior Facility;

              (12) except as may be expressly provided hereunder, the admission of any Person to the Company as an additional Member or substitute Member or the issuance of any additional Interests or rights to acquire Interests in the Company;

              (13) making a loan of Company funds to any Person, or guaranteeing any obligation or indebtedness of any Person, to the extent not previously approved in the Annual Budget;

              (14) making a loan of Company funds to or guaranteeing any obligation or indebtedness of any Member or any Affiliate of any Member;


              (15) approval of the Annual Budget for the Company for any Fiscal Year and approval of any changes (as described in Section 8.3) to such Annual Budget;

              (16) the employment or retention of any Person (including, without limitation, counsel, auditors and consultants) whose gross annual compensation (including benefits) or fees are reasonably likely to exceed $150,000 in any fiscal year (unless previously approved in the Annual Budget);

              (17) the establishment, amendment or termination of any employee pension, profit sharing or other benefit plan;

              (18)   any change of the Company's fiscal year;

              (19)   any distributions to the Members;

              (20) entering into any employment agreement with any employee of the Company;

              (21) selecting any Executive Officer or removing either the Chairman of the Governing Board or the President of the Company;

              (22) any change in accounting principles used by the Company, except to the extent required by GAAP;

              (23) closing any hospital or Facility which the Governing Board has determined is in the financial best interests of the Company;

              (24)   the decision to renew any Facilities Lease;

              (25)   the decision to renew any Franchise Agreement;

              (26) the decision to make an initial public offering of any interest (debt or equity) in the Company;

              (27) the Company's decision to exercise its right of purchase of an interest during the Second Offer Period in accordance with Section 12;

              (28)   any amendment of this Agreement or the Certificate;

              (29) any capital contribution by any Member other than the Additional Capital Contribution;

              (30)   certain tax matters as provided in Sections 6.7 and 9.5;
       and

              (31) amending the limited liability operating agreement or other organizational documents of any subsidiary of the Company.

Notwithstanding the foregoing or any other provision hereof (i) Charter Inc. shall have the approval and other rights relating to the Company's business and operations specified in Section 15 of the Franchise Agreement in the event that Charter Inc. is the Selling Party pursuant to an exercise of the buy-sell option pursuant to Section 15.3 and (ii) nothing in this Section 8.2 shall require the approval of the Governing Board for the performance, by the Company, of any of its obligations under the Transaction Agreements.

       8.3    ANNUAL BUDGET.

       (a) The President and the Treasurer of the Company have proposed an annual operating and capital budget for the Company for the Fiscal Year ending September 30, 1997 (for such Fiscal Year and each subsequent Fiscal Year, the "ANNUAL BUDGET"). The proposed annual operating and capital budget shall be deemed approved by the Governing Board upon the execution of this Agreement as the 1997 Annual Budget.

       (b) After the adoption of the initial Annual Budget for the Company, the President and the Treasurer of the Company shall prepare or cause to be prepared a proposed Annual Budget for the Company for the succeeding Fiscal Year containing the information set forth on Schedule S-3 which shall be submitted to the Governing Board for consideration and approval within 30 days after the September 30 immediately preceding such Fiscal Year. Upon approval by the Governing Board, the proposed Annual Budget shall become the Annual Budget for the next succeeding Fiscal Year.

       (c) If the Governing Board is unable to agree on the Annual Budget, then until such time as the Governing Board is able to adopt and approve an Annual Budget, the Annual Budget shall consist of the items in the proposed Annual Budget which are not in dispute and, with respect to those items in dispute, the items and amounts in the prior year's Annual Budget shall be deemed to constitute the approved amounts in the Annual Budget, as the case may be; provided, however, that the amount budgeted for acquisitions or financing for the then-current Fiscal Year shall be the amount that the parties are able to agree upon or, if they are unable to agree, then these amounts shall be zero for the then-current Fiscal Year unless necessary for ongoing operations. Notwithstanding anything contained herein to the contrary, to the extent that an expenditure is required to be made pursuant to a legally binding obligation of the Company which has been previously approved by the Governing Board or the Members (or not required to be approved pursuant to this Agreement) or to the extent that any such expenditure is beyond the Company's control, such as utility costs, taxes and insurance premiums, then the approved Annual Budget for the current fiscal year shall be deemed to include such expenditure.

       (d) Upon approval of an Annual Budget by the Governing Board, the Company shall, and the officers of the Company shall cause the Company to, conduct its operations in accordance therewith, and no modifications shall be made except in accordance with Section 8.2.

       8.4    MEETINGS OF THE GOVERNING BOARD.

       (a) The Governing Board shall hold regular meetings no less frequently than once every Fiscal Quarter and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 8.5(b)) and adopt rules or procedures consistent with the terms of this Agreement. At such meetings the Governing Board shall transact such business as may properly be brought before the meeting, whether or not the notice of such meeting referenced the action taken at such meeting.

       (b) Special meetings of the Governing Board may be called by any Director. Notice of each such meeting shall be given to each Director on the Governing Board by telephone, telecopy, telegram or similar method (in each case, notice shall be given at least five (5) Business Days before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least ten (10) days before the meeting), unless a longer notice period is established by the Governing Board. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Company unless otherwise agreed to by all Directors) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Directors. Any Director may waive notice of any meeting in writing before, at or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

       (c) A majority of the Governing Board as constituted at a particular time shall constitute a quorum for the transaction of business at such time.

       (d) Any action required to be taken at a meeting of the Governing Board, or any action that may be taken at a meeting of the Governing Board, may be taken at a meeting held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

       (e) Notwithstanding anything to the contrary in this Section 8.4, the Governing Board may take without a meeting any action that may be taken by the Governing Board under this Agreement if such action is approved by the unanimous written consent of the Directors.

       8.5    GOVERNING BOARD POWERS.

       (a) Except as otherwise provided in this Agreement, the Governing Board shall have the right and authority to take all actions which the Governing Board deems necessary, useful or appropriate for the management and conduct of the Business.

       (b) Except as otherwise provided in this Agreement, all powers to control and manage the Business and affairs of the Company shall be exclusively vested in the Governing Board, and the Governing Board may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members, and no Member shall have any right or power to control or manage the Business.

       (c) The Governing Board will establish policies and guidelines for the hiring of employees to permit the Company to act as an operating company with respect to its Business. The Governing Board may adopt appropriate management incentive plans and employee benefit plans in accordance with
Section 8.2.

       8.6    INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.

       (a) Each Director shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company and its subsidiaries and shall be free to serve any other Person or enterprise in any capacity that such Director may deem appropriate in his, her or its discretion.

       (b) To the extent permitted by applicable law and subject to the provisions of this Agreement, in furtherance of the purposes of the Company set forth in Section 2.3, the Governing Board is hereby authorized to cause the Company to purchase or lease property (whether real, personal or mixed) from, sell or lease such property to or otherwise deal with any Member or Director, acting on its own behalf, or any Affiliate of any Member or Director; provided that any such purchase, sale, lease, dealing or other transaction shall be made in accordance with Section 8.2.

       (c) Each Member and Director and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Company and, subject to other applicable law, have the same rights and obligations with respect thereto as a Person who is not a Member, subject to Section 8.2.

       8.7    OFFICERS.

       (a) The officers of the Company initially shall be those listed on Exhibit C. Thereafter, the Executive Officers shall be chosen by the Governing Board as provided in Section 8.2. The Company may also have, at the discretion of the Governing Board, such other officers as are desired, including one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Governing Board. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.
At the time of the election of officers, the Governing Board may determine the order of their rank. Any number of offices may be held by the same person.

       (b) The officers of the Company shall hold office until their successors are chosen by the Governing Board and commence to perform their respective duties, provided that the initial Chairman of the Governing Board and the initial President of the Company shall serve until resignation or termination by the Governing Board in accordance with Section 8.2. Any other officer elected or appointed by the Governing Board may be removed at any time with or without cause by the Governing Board in accordance with Section 8.2. If the office of any officer or officers becomes vacant for any reason, such vacancy shall be filled by the Governing Board in accordance with Section 8.2 and this Section 8.7.

       (c)    The officers of the Company shall include:

              (1) THE CHAIRMAN OF THE GOVERNING BOARD. The Chairman of the Governing Board shall, if present, preside at all meetings of the Governing Board and all meetings of the Members and exercise and perform such other powers and duties as may be from time to time assigned to him by the Governing Board. All Executive Officers engaged in strategic planning and development and in capital functions, including without limitation, the Treasurer, Chief Financial Officer and the senior officers responsible for acquisitions, shall report to the Chairman of the Governing Board with respect to those functions, but shall continue to report to the President with respect to other functions. If there is no President, the Chairman of the Governing Board shall in addition be the Chief Executive Officer of the Company and shall have the powers and duties prescribed in clause (3) below. The initial Chairman of the Governing Board shall be John C. Goff.

              (2) VICE CHAIRMAN OF THE GOVERNING BOARD. The Vice Chairman of the Governing Board shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Governing Board. In the absence of the Chairman of the Governing Board, he or she shall preside at all meetings of the Governing Board.

              (3) PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Governing Board to the Chairman of the Governing Board, the President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Governing Board, have general supervision, direction and control of the Business and officers of the Company. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and chief executive officer of corporations organized under the laws of the State of Delaware, and shall have such other powers and duties as may be prescribed by the Governing Board.
       The initial President shall be John M. DeStefanis.

              (4) VICE PRESIDENT. In the absence or disability of the President and the Chairman of the Governing Board, the Vice Presidents in order of their rank as fixed by the Governing Board, or if not ranked, the Vice President designated by the Governing Board, shall perform all the duties of the President, and when so acting shall have all the powers and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Governing Board.

              (5) ASSISTANT VICE PRESIDENT. The Assistant Vice President, or if there be more than one, the Assistant Vice Presidents, shall have such duties as from time to time may be prescribed for them, respectively, by the Governing Board.

              (6) SECRETARY. The Secretary shall attend all sessions of the Governing Board and all meetings of the Members and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required by the Governing Board. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Governing Board and shall perform such other duties as may be prescribed by the Governing Board.

              (7) ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Governing Board, of if there be no such determination, the Assistant Secretary designated by the Governing Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Governing Board may from time to time prescribe.

              (8) TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Governing Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Governing Board, taking proper vouchers for such disbursements, and shall render to the

       Governing Board, at its regular meetings, or when the Governing Board so requires, an account of all of his transactions as Treasurer and of the financial condition of the Company.

              (9) ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Governing Board, or if there be no such determination, the Assistant Treasurer designated by the Governing Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Governing Board may from time to time prescribe.

              8.8    INDEMNIFICATION OF THE DIRECTORS.

       (a) Unless otherwise provided in Section 8.8(d) hereof, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Property contributed to the Company) shall indemnify, save harmless, and pay all judgments and claims against any Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any Director in connection with the Business, including reasonable attorneys' fees incurred by the Director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred.

       (b) Unless otherwise provided in Section 8.8(d) hereof, in the event of any action by a Member against any Director, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Director, including reasonable attorneys' fees, incurred in the defense of such action.

       (c) Unless otherwise provided in Section 8.8(d) hereof, the Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Director, if for the benefit of the Company and in accordance with this Agreement said Director makes any deposit or makes any other similar payment or assumes any obligation in connection with any Property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

       (d) Notwithstanding the provisions of Sections 8.8(a), 8.8(b) and 8.8(c) above, such Sections shall be enforced only to the maximum extent permitted by law and no Director shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law which was material to the cause of action.

       (e) The obligations of the Company set forth in this Section 8.8 are expressly intended to create third party beneficiary rights of each of the Directors and any Member is authorized, on behalf of the Company, to give written confirmation to any Director of the existence and extent of the Company's obligations to such Director hereunder.

       8.9    FILINGS.

       (a) Each Director is hereby authorized to and shall execute and cause the Certificate to be filed in the office of the Secretary of State of the State of Delaware as an authorized person within the meaning of the Act. The Governing Board shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

              (1)    a change in the Company name; or

              (2) a correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

       (b) The Members and the Governing Board shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

       (c) Upon the dissolution and completion of the winding up and liquidation of the Company in accordance with Section 14, the Liquidator, as an authorized person within the meaning of the Act, shall promptly execute and cause to be filed statements of intent to dissolve and certificate of cancellation in accordance with the Act and the laws of any other jurisdictions in which the Liquidator deems such filing necessary or advisable.

       8.10   OTHER AGREEMENTS.

       (a)    [Intentionally left blank].

       (b) Franchise Fees. Notwithstanding any other provision herein, each of Crescent Operating and Charter Inc. agrees that if franchise fees due Franchisor pursuant to the Franchise Agreement are past due for any reason in the amounts set forth below, the Charter Inc. Directors shall have the right to prohibit the Company from taking one or more of the following actions, and to exercise one or more of the following rights:

 AMOUNT IN ARREARS                  RIGHTS OF CHARTER INC./PROHIBITED ACTIONS BY THE COMPANY
 -----------------                  --------------------------------------------------------
 $6 million to $18 million          1.  No incentive compensation to management
                                    2.  No vesting of  management equity

 Above $18 million to $24 million   1.  No salary increases for key personnel
                                    2.  No additional hiring
                                    3.  No new hospital acquisitions/joint
                                        ventures

 Above $24 million                  1.  5% cutback on expenses provided for in
                                        the Annual Budget
                                    2.  Monthly approval of expenditures by
                                        Charter Inc. (capital and operating)
                                    3.  Rights to require transfer of
                                        management and control of the Company
                                        and its subsidiaries to Charter Inc.


                                   SECTION 9.

                                 ROLE OF MEMBERS

       9.1    RIGHTS OR POWERS.

       The Members shall not have any right or power to take part in the management or control of the Company or its Business and affairs or to act for or bind the Company in any way, except the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member's being deemed to be participating in the control of the Business of the Company or otherwise affect the limited liability of the Member. A Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company.

       9.2    VOTING RIGHTS.

       No Member has any voting right except with respect to those matters specifically reserved for a Member vote as set forth in this Agreement or as required in the Act. A Member shall have one vote for each Percentage Interest such Member has in the Company (for example, initially, Charter Inc. and Crescent Operating will each hold a 50% Interest in the Company and each have fifty votes). The approval of Members owning eighty percent (80%) or more of the Percentage Interests in the Company is required to act on any matter submitted to a vote of the Members.

       9.3    MEETINGS OF THE MEMBERS.

       (a) Meetings of the Members may be called upon the written request of any Member. Such notice of meeting shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) Business Days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. Members which own in the aggregate eighty percent (80%) or more of the Percentage Interests in the Company constitute a quorum for the transaction of business at a meeting of the Members. Whenever the vote or consent of Members is permitted or required under the Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 9.3.

       (b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

       (c) Notwithstanding this Section 9.3, the Company may take any action contemplated under this Agreement as approved by the consent of the Members, such consent to be provided in writing, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a written summary of the telephone conversation or facsimile communication sent by registered or certified mail, postage and charges prepaid, addressed as described in Section
16.2 hereof, or to such other address as such Person may from time to time specify by notice to the Members and Directors.

       9.4    REQUIRED MEMBER CONSENTS.

       Notwithstanding any other provision of this Operating Agreement, no action may be taken by the Company (whether by the Governing Board or otherwise) in connection with the following matters without the approval of Members owning at least 80% of the outstanding Percentage Interest:

       (a) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 2.3 hereof;

       (b)    Knowingly do any act in contravention of this Agreement;

       (c) Cause the Company to reorganize, recapitalize, merge or consolidate with another Person;

       (d)    Elect to dissolve or liquidate the Corporation;

       (e) Cause the Company to take any action that would cause a Bankruptcy of the Company;

       (f) Possess Company assets, or assign rights in any Company assets, for other than a Company purpose;

       (g)    Confess a judgment against the Company;

       (h) Change the Percentage Interest of any Member without the consent of the affected Member; or

       (i)    Amend this Agreement.

       9.5    TAX ELECTIONS.

       The Governing Board by supermajority (at least 80%) vote (except as provided below) shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for United States federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Interests and Company distributions and (ii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's United States federal, state, local or foreign tax returns. Charter Inc. is specifically authorized to act as the "Tax Matters Member" under Section 6231 of the Code and in any similar capacity under state or local law; provided, however, that the Tax Matters Member shall not, without the consent of the Members holding at least 80% of the Percentage Interests, file a request for administrative review of any Partnership item (as defined in Section 6231 of the Code) which may be expected to result in the material assessment of tax against a Member, initiate judicial review of any adjustment with respect to any Partnership item, or enter into any agreement with the Internal Revenue Service (or any state and local taxing authority) that would result in any material change in any item of income, gain, loss, deduction, or credit or Profits or Losses as previously reported or in the allocation of such items of Profits or Losses. The Tax Matters Member shall be responsible for preparing and filing, or causing to be prepared and filed, all federal, state, and local tax returns and shall submit all federal, state, and local income tax returns and any other material federal, state, and local tax returns to the Governing Board for review and supermajority (at least 80%) approval at least fifteen days prior to the filing of such returns. The Company shall reimburse the Tax Matters Member for all direct expenses incurred by the Tax Matters Member in fulfilling its duties hereunder.

       9.6    MEMBERS' LIABILITY.

       No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the Debts or any other obligations or liabilities of the Company solely by reason of being a Member of the Company. A Member shall be liable only to make the Capital Contributions described in Section 3, on the terms therein described, and shall not be required to lend any funds to the Company, or to make any other contributions, assessments or payments to the Company; provided that a Member may be required to repay distributions made to it as provided in Section 18-607 of the Act.

       9.7    COMPANY'S LIABILITIES.

       (a) Notwithstanding any other provision of this Agreement and except for those liabilities assumed by the Company pursuant to the Contribution Agreement, the Company shall not assume, or otherwise be responsible for, any liabilities or obligations of any Member whether actual or contingent, or liquidated or unliquidated, arising or occurring prior to the date hereof ("EXCLUDED LIABILITIES"), which Excluded Liabilities shall include, without limitation:

              (1) Any liability or obligation of any Member (other than as provided in the Facilities Lease) in respect of any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other governmental charge, including, without limitation, income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including, without limitation, interest, penalties and additions in connection therewith;

              (2) Any liability (to the extent not covered by insurance) arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from services performed by or on behalf of any Member prior to the date hereof;

              (3) Any liability or obligation of any Member resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement.

       9.8    PARTITION.

       While the Company remains in effect or is continued, each Member agrees not to have any Company Property partitioned or file a complaint or institute any suit, action or proceeding at law or in equity to have any Company Property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

       9.9    OTHER INSTRUMENTS.

       Each Member hereby agrees to execute and deliver to the Company within five (5) Business Days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Governing Board deems necessary to comply with any laws, rules or regulations as may be necessary to enable the Company to carry out fully the provisions of this Agreement in accordance with its terms.


                                  SECTION 10.

                         ACCOUNTING, BOOKS AND RECORDS;
                                CONFIDENTIALITY

       10.1   ACCOUNTING, BOOKS AND RECORDS.

       (a) The Company shall keep on site at its principal place of business each of the following:

              (1) Separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with this Operating Agreement;

              (2) A current list of the full name and last known business, residence, or mailing address of each Member and Director, both past and present;

              (3) A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

              (4) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

              (5)    Copies of this Operating Agreement; and

              (6) Unless contained in this Operating Agreement, a statement prepared and certified as accurate by the Governing Board of the Company which describes:

                     (a) The amount of cash and a description and statement of the agreed value of the other property contributed by each Member and which each Member has agreed to contribute in the future;

                     (b) Any right of a Member to receive distributions, and the relative preferences and designations of the Member's Interest.

       (b) The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right at its own cost and expense, at any reasonable time, to have access to and inspect and copy the contents of such books or records. The Governing Board shall be reimbursed by such Member for reasonable costs incurred as a result of such inspection. Notwithstanding anything in the Act (including
Section 18-305(c) of the Act) or this Agreement to the contrary, the Governing Board shall not have the right to keep confidential from any Member any information concerning the Company.

       10.2   REPORTS.

       The Governing Board shall be responsible for causing the preparation of
(i) monthly financial reports of the Company, and (ii) annual audited financial statements in conformity with SEC standards, if required, within 75 days of the Company's year end, and (iii) the coordination of financial matters of the Company with the Company's accountants.

       10.3   CONFIDENTIALITY.

       Except as required by law, each Member shall cause each of its affiliates to treat and safeguard as confidential and secret any Protected Information. None of the Members hereto or any of their respective affiliates shall use or disclose, furnish or make accessible to any Person any Protected Information.


                                  SECTION 11.

                                   AMENDMENTS

       Amendments to this Agreement may be proposed by any Director or any Member. Following such proposal, the Governing Board shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Governing Board shall include in any such submission a recommendation as to the proposed amendment. The Governing Board shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.

                                  SECTION 12.

                                   TRANSFERS

       12.1   RESTRICTIONS ON TRANSFERS.

       Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Interest.

       12.2   PERMITTED TRANSFERS.

       Subject to the conditions and restrictions set forth in Section 12.3 hereof, a Member may at any time Transfer all (but not less than all) of its Interest to (i) a wholly owned subsidiary of that Member, provided that the transferee subsidiary agrees to retransfer all of such Interest to such transferring Member if such transferee subsidiary ceases to be a wholly owned subsidiary of the transferring Member, (ii) the transferor's administrator or trustee to whom such Interest is transferred involuntarily by operation of law,
(iii) any transferee if the transfer is approved by all Members which own twenty percent (20%) or more of the outstanding Percentage Interests, in their sole discretion, (iv) in the case of Crescent Operating, to a single transferee if such transfer is necessary for Crescent Real Estate Equities Company ("CEI"), as currently operated or as operated or proposed to be operated in the future to avoid jeopardizing its status as a real estate investment trust (a "REIT") under the Code, provided that prior to any transfer made by Crescent Operating pursuant to this clause (iv), Crescent Operating shall provide Charter Inc. with a written opinion of counsel that such transfer is necessary to avoid jeopardizing the qualification of CEI as a REIT, subject to Charter Inc.'s right of first refusal under Section 12.8; provided that Charter Inc. will notify Crescent Operating within 15 days after receiving notice from Crescent
Operating of its intent to transfer pursuant to this clause (iv) and a written opinion of counsel referred to above, whether it will exercise such rights, and, if it elects to exercise such right, shall complete the purchase of such Interest within 25 days after the original notice from Crescent Operating (subject to the right of Charter Inc. to extend the date for completion of the purchase for up to an additional 20 days if necessary to obtain any regulatory approvals required in connection therewith) and (v) to any Person upon compliance with the provisions of Section 12.8 hereof (any such Transfer being referred to in this Agreement shall be a "PERMITTED TRANSFER"). A permitted transferee or other transferee shall be admitted as a substituted Member of the Company in accordance with Section 12.6.

       In addition, a Member may also transfer its Interest, except for any voting rights associated with such Interest (other than voting rights in respect of the matters listed in Section 9.4) and the right to designate Directors on the Governing Board (each of which rights will remain with such Member), (i) in the form of a pledge to a bona fide financial institution, which, immediately prior to the creation of such pledge, is not an Affiliate of such Member, to secure bona fide arms' length recourse indebtedness of such Member and/or its subsidiaries, (ii) in the form of a pledge to Crescent Real Estate Equities Limited Partnership pursuant to that certain Line of Credit and Security Agreement, dated as of May 21, 1997, and that certain Amended and Restated Credit and Security Agreement, as amended, dated as of May 30, 1997, if the pledgee thereof agrees (i) to provide the Company with all notices of foreclosure by such pledgee and (ii) in the event such pledgee becomes a Member, to be bound by the provisions of this Agreement applicable to its transferor, it being understood that both (x) the making of such pledge and (y) such financial institution's becoming a Member as the result of foreclosure on such pledge in full or partial satisfaction of all or any part of the indebtedness secured thereby or otherwise as a result of the exercise by it of its rights and remedies with respect thereto shall each constitute a Permitted Transfer and such financial institution shall be a "Member" for the purposes of this Agreement, subject to the limitations described above. If such financial institution transfers any portion of a Member's Interest pursuant to the terms of this Agreement, including pursuant to Section 15.3 in the event of an Unresolved Deadlock, then, upon the consummation of such transfer, the transferee shall have all of the rights associated with such transferred Interest prior to its transfer to such financial institution (including all voting rights and the right to designate Directors related to such transferred Interest or a portion thereof), and the Member which initially transferred its Interest to such financial institution shall have no more rights in such Interest (to the extent transferred by the financial institution).

       12.3   CONDITIONS TO PERMITTED TRANSFERS.

       A Transfer shall not be treated as a Permitted Transfer under Section
12.2 hereof unless and until the following conditions are satisfied:

       (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Section 12, and to comply with the requirements of Code Section 6050K. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, unless the requirements of this sentence have been waived by the Governing Board, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

       (b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information.

       (c) Either (i) the Transfer occurs pursuant to an effective registration statement under the Securities Act and any applicable state securities law or (ii) the Transfer is exempt from registration or is otherwise in compliance with the Securities Act and applicable state securities law, and the transferor has furnished to the Company evidence (which may but need not in the discretion of the Governing Board include an opinion of counsel) reasonably satisfactory to the Governing Board.

       (d) The Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and the transferor shall provide an opinion of counsel to such effect, unless the Governing Board waives the requirement that such opinion be provided. Such opinion and counsel shall be reasonably satisfactory to the Governing Board.

       (e) The Transfer will not cause the Company to be deemed to be a publicly traded partnership under Code Section 7704.

       12.4   PROHIBITED TRANSFERS.

       Any purported Transfer of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

       In the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company or any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby. Any indemnification payments made to the Company under this Section 12.4, to the extent paid with respect to costs, liabilities or other damages incurred by a Member, shall immediately be paid by the Company to such Member.

       12.5   RIGHTS OF UNADMITTED ASSIGNEES.

       A Person who acquires an Interest but who is not admitted as a substituted Member pursuant to Section 12.6 hereof shall be entitled only to allocations and distributions with respect to such Interest in accordance with this Agreement, and shall not have any of the rights of a Member under the Act or this Agreement.

       12.6   ADMISSION OF SUBSTITUTED MEMBERS.

       Subject to the other provisions of this Section 12, a transferee of an Interest may be admitted to the Company as a substituted Member only upon satisfaction of each of the conditions set forth in this Section 12.6:

       (a) (i) The non-transferring Members consent to such admission, which consent may be given or withheld in the sole and absolute discretion of each such Member, or (ii) the Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

       (b) The transferee of an Interest shall, by written instrument in form and substance reasonably satisfactory to the Director (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 12 and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Interest. The transferor Member shall be released from all such assumed obligations except (i) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement and (ii) in the case of a Transfer to any Person other than a Member, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer;

       (c) Unless the requirements of this Section 12.6(c) have been waived by the Governing Board, the transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Interest; and

       (d) If required by the Governing Board, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Governing Board reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

       12.7   DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED
INTERESTS.

       If all or any portion of an Interest is Transferred during any Allocation Year in compliance with the provisions of this Section 12, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and agreed to by the transferor and transferee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer; and provided further that if the Company does not receive a notice stating the date such Interest was transferred and such other information as the Director may reasonably require within thirty (30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Interest on the last day of such Allocation Year. Neither the Company nor the Director shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 12.7, whether or not the Director or the Company has knowledge of any Transfer of ownership of any Interest.

       12.8   RIGHT OF FIRST REFUSAL

       (a) In the event that any Member has a binding, written offer from an unrelated Person for the Transfer of its Interest other than pursuant to a Permitted Transfer and desires to accept such offer to purchase (a "PROPOSED TRANSFER"), such Member (the "SELLING MEMBER") shall deliver to the Company and the remaining Members (the "NON-SELLING MEMBERS") written notice of the material terms of such offer, including the proposed purchaser thereof, the amount, nature and payment schedule of the consideration to be received, the conditions, if any, associated therewith and any other material terms of such offer (an "OFFER NOTICE"). The Offer Notice shall constitute an irrevocable offer by the Selling Member to sell all (but not less than all) of its Interest subject to the Proposed Transfer (i) first, to the Non-Selling Members and (ii) second, if and only if at that time there are more than two (2) Members, to the Company on terms and conditions of the Proposed Transfer, except that a purchaser under this Section 12.8 shall have the right to pay cash in an amount equal to the Fair Market Value of any Non-Cash Consideration (the "RIGHT OF FIRST REFUSAL").

       (b) During the First Offer Period, each Non-Selling Member may elect to purchase all or any portion of such Non-Selling Member's Offer Percentage (as hereinafter defined) of the Interest subject to the Proposed Transfer by delivering written notice of such election stating the percentage of the Interest to be purchased (an "ELECTION NOTICE") to the Company and the Selling Member prior to the expiration of the First Offer Period. As used herein, a Member's Offer Percentage shall be a fraction, the numerator of which is equal to the Percentage Interest of the Company held by such Member on the date of the Offer Notice and the denominator of which is the Percentage Interests held on such date by all Non-Selling Members (the "OFFER PERCENTAGE"); provided that a Member shall have the right in an Election Notice to agree to purchase all or any portion of the Interest that could be purchased by other Members; and, if one or more Members do not deliver an Election Notice or elect to purchase less than their respective Offer Percentages, then the portion of the Interest that could have been purchased by such Members shall be purchased by Members that, in an Election Notice, agreed to purchase such portion of the Interest, and each such Member shall purchase the portion of the Interest indicated in an Election Notice, unless the sum of the portions of the Interest exceeds the Interest so available for purchase, in which case the portions of the Interest shall be purchased pro rata on the basis of the proportionate amount of the Offer Percentage of such Members that deliver an Election Notice. The failure by any Non-Selling Member to deliver an Election Notice during the First Offer Period shall be deemed to be an election by such Member not to purchase any of the Interest subject to the Proposed Transfer.

       (c) If the Non-Selling Members do not elect during the First Offer Period to purchase all of the Interest subject to the Proposed Transfer, during any Second Offer Period, the Company may elect to purchase all (but not less than all) of the Interest that the Non-Selling Members did not elect to purchase during the First Offer Period by delivering an Election Notice to the Selling Member prior to the expiration of the Second Offer Period. The failure by the Company to deliver an Election Notice during any Second Offer Period shall be deemed to be an election by the Company not to purchase any of the Interest subject to the Proposed Transfer.

       (d) If the Non-Selling Members and, if applicable, the Company (either individually or collectively) do not elect to purchase all of the Interest subject to the Proposed Transfer, the Selling Member may, Transfer to the purchaser named in the Offer Notice (the "THIRD PARTY PURCHASER") all (but not less than all) of the Interest subject to the Proposed Transfer in accordance with the terms and conditions set forth in the Offer Notice; provided, however, that if the Selling Member has not consummated the Transfer of such Interest within the 45 Business Day period following any Second Offer Period, all of the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Interest.

       (e) If the consideration for the sale of Interest pursuant to this Right of First Refusal is cash consideration, the purchase price to be paid by each of the Non-Selling Members and the Company, as applicable, shall be equal to the total consideration set forth in the Offer Notice multiplied by the percentage of such Interest being purchased by such Non-Selling Member or the Company, as applicable. If the consideration for the Proposed Transfer consists of consideration that is other than cash consideration payable in immediately available funds at the closing thereunder ("NON-CASH CONSIDERATION") or consists of a combination of cash consideration and Non-Cash Consideration, the purchase price shall be cash in an amount equal to the total of the cash consideration, if any, and the Fair Market Value of the Non-Cash Consideration as determined in accordance with Section 12.9 hereof.

       (f) The purchase and sale of Interest pursuant to this Right of First Refusal shall be consummated at a closing that shall occur at the principal business office of the Company within 20 Business Days following the expiration of the relevant Offer Period, or at such other place or time as may be mutually acceptable to the parties. At such closing, the Selling Member shall deliver a certificate or other instrument representing the Interest being purchased, free and clear of all liens, claims, encumbrances (other than as a result of this Agreement) and defects in title and duly endorsed for Transfer to the appropriate purchaser and, in exchange therefor, the purchaser of such Interest shall pay the purchase price, as provided in Section 12.8(e) hereof, at such closing by bank wire transfer of immediately available funds to a bank account designated in writing by the Selling Member at least three Business Days prior to such closing.

       12.9   DETERMINATION OF FAIR MARKET VALUE.

       In the event that a determination of the fair market value of Non-Cash Consideration is required pursuant to the Right of First Refusal, the Selling Member shall specify in the applicable Offer Notice its good faith estimate of the fair market value of any Non-Cash Consideration to be paid in connection with the proposed transfer. If a majority of the disinterested members of the

Governing Board agrees with the estimated fair market value of such Non-Cash Consideration, the estimate shall be deemed to be the Fair Market Value (the "FAIR MARKET VALUE") thereof for purposes of this Agreement. If a majority of the disinterested members of the Governing Board does not agree with the estimated fair market value, the Governing Board shall, within 10 Business Days of receipt of the Offer Notice, deliver to the Selling Member written notice of its disagreement and shall, for a period of 10 Business Days after delivering such notice, negotiate with the Selling Member for the purpose of determining the fair market value of the Non-Cash Consideration that is acceptable to the Governing Board and the Selling Member. If the Governing Board and the Selling Member are unable to agree on a fair market value during the aforementioned negotiation period, the Company and the Selling Member shall appoint a mutually agreeable appraiser of recognized standing with respect to the nature of the property constituting the Non-Cash Consideration to complete an appraisal of the property constituting the Non-Cash Consideration. Such appraiser shall render a binding and non-appealable appraisal of the Fair Market Value of the property constituting the Non-Cash Consideration within 10 Business Days of such appraiser's appointment or, if it is not reasonably possible to complete such appraisal in such time period, such longer period as shall be reasonably necessary to complete such appraisal (not to exceed 30 Business Days). The Company and the Selling Member each shall bear one-half of the costs of such appraisal.

       12.10  TAG-ALONG AND BRING-ALONG RIGHTS.

       (a)    Exercise of "Tag-Along Right."

              (i) Transfers by the Majority Member. In the event that Charter Inc.'s or Crescent Operating's Percentage Interest in the Company decreases to less than 25%, the other party (the "Majority Member") shall not Transfer all or part of its Interest without complying with the provisions of this Section 12.10(a). If the Majority Member desires to Transfer all or part of its Interest (the "Offered Interest") to a proposed transferee, each of the other Members (a "Remaining Member") may elect (the "Tag-Along Right") to sell to such proposed transferee, on the same terms, consideration (on a Percentage Interest basis) and conditions as were offered to the Majority Member, all of the Interest then owned by each Remaining Member (if the Majority Member is proposing to sell all of its Interest) or a portion of its Interest (if the Majority Member is proposing to sell less than all of its Interest) in the same proportion as the Interest proposed to be sold by the Majority Member.

              (ii) Notification of Proposed Transfers. In the event of a proposed Transfer subject to this Section 12.10(a), the Majority Member shall notify in writing all Remaining Members of the proposed Transfer. Such notice shall set forth: (i) the name of the proposed transferee and the portion of the Interest that is to be transferred by the Majority Member, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed transferee, and (iii) that the proposed transferee has been informed of the Tag-Along Right provided for in this Section 12.10(a) and has agreed to purchase additional Interests in accordance with the terms hereof. The Tag-Along Right may be exercised by any Remaining Member by delivery of a written notice to the Company (the "Tag-Along Notice") within 30 days following receipt of the notice specified in the immediately preceding sentence stating that the Remaining Member wishes to participate in such transfer to the proposed transferee by including such Remaining Member's Interest (or a portion thereof). The Tag-Along Notice shall also specify, in the event that only a portion of the Majority Member's Interest is being purchased, whether or not the Remaining Member wishes to have any additional portion (up to all) of his Interest purchased if any other Remaining Member does not exercise such Member's Tag-Along Right. In the event that any proposed transferee does not purchase the Interest of the Majority Member or Remaining Member who has exercised such Member's Tag-Along Right on the same terms, consideration (if applicable, on a Percentage Interest basis) and conditions as those set forth in the notice delivered by the Majority Member then the sale by the Majority Member to the proposed transferee shall be void ab initio and of no force and effect, and the Company shall not recognize or give effect to such transfer. Notwithstanding the foregoing, if any Remaining Member shall not exercise its Tag-Along Right provided for herein, the other Remaining Members shall have the right, upon receipt of written confirmation from the Remaining Members not participating in the Tag-Along Right, to include in their respective Tag-Along Notices, and to have purchased by the proposed transferee, an additional Interest equal to each such Member's pro rata portion of the Interest not included in the Tag-Along Right by the non-electing Remaining Member.

       (b)    Exercise of "Bring-Along Right"

              (i) Transfers by the Majority Member. In the event that Charter Inc.'s or Crescent Operating's Percentage Interest in the Company decreases to less than 25% and the Majority Member proposes to Transfer its Interest to a proposed third party transferee in an arms-length transaction, then the Majority Member may, at its option, require (the "Bring-Along Right") each other Member to sell all of its Interest (the "Designated Interest") to the proposed transferee, at the same time and on the same terms, consideration (on a Percentage Interest basis) and conditions at which the Majority Member is selling its Interest.

              (ii) Notification of Proposed Transfer. The Majority Member shall exercise its Bring-Along Right by sending written notice of the exercise of the Bring-Along Right to each of the other Members. Such notice shall set forth: (i) the name and address of the proposed transferee and the proposed amount and form of consideration to be paid by the proposed transferee and (ii) the terms and conditions of such transaction. Such notice shall be accompanied by copies of all documents required to be executed by the Members in connection with such transaction. Within 10 days following receipt of the notice, each of the other Members shall deliver to a representative of the Majority Member, designated in the notice, instruments (or other appropriate documents necessary to transfer the Designated Interest) representing the Designated Interest held by such Member, duly endorsed, together with fully executed copies of all other documents required to be executed in connection with such transactions, including (if requested) customary legal opinions from the counsel to such Member. In the event that a Member should fail to deliver such instruments to the Majority Member, the Company shall cause its books and records to show that such Designated Interest is bound by the provisions of this Section 12.10(b) and that such Designated Interest shall be transferred only to the third party purchaser upon surrender for transfer by the holder thereof. If requested by the Majority Member, each Member shall also cause a representative that is duly authorized to execute documents and to act on behalf of such Member to attend the closing of the transaction and to take such actions as are reasonably requested by the Majority Member.

              (iii) Return of Designated Interest. If, within 120 days after the Majority Member gives such notice, the sale of the Designated Interest by the Majority Member in accordance herewith has not been completed, the Majority Member shall return to each Member all instruments or other documentation representing the Designated Interest that such Member delivered for sale pursuant hereto.

              (iv) Payment for Designated Interest. Simultaneously with the consummation of the sale of the Designated Interest by the Majority Member and the other Members pursuant to this Section 12.10(b), the Majority Member shall remit, or cause the transferee to remit, to each of the Members the total sales price of the Designated Interest sold pursuant thereto (net of the other Members' pro rata share of any transaction expenses), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Members.


                                  SECTION 13.

                               POWER OF ATTORNEY

       13.1   DIRECTORS AS ATTORNEYS-IN-FACT.

       Each Member hereby makes, constitutes, and appoints each of the Directors, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of formation, amended name or similar certificates, and other certificates and instruments (including counterparts of this Operating Agreement) which the Governing Board may deem necessary to be filed by the Company under the laws of the State of Delaware or any other jurisdiction in which the Company is doing or intends to do business in order to preserve its status as a limited liability company or conduct business in such state; (ii) any and all duly authorized amendments, restatements or changes to this Operating Agreement and the instruments described in clause (i), as now or hereafter amended, which the Governing Board may deem necessary to effect a change or modification of the Company in accordance with the terms of this Operating Agreement, including, without limitation, amendments, restatements or changes to reflect the admission of any substituted Member and the disposition by any Member of its interest in the Company; (iii) all certificates of cancellation and other instruments which the Liquidator deems necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Operating Agreement; and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Governing Board to comply with any laws, rules or regulations or as may be necessary to enable the Company to carry out fully the provisions of this Operating Agreement in accordance with its terms. Each Member authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratify and confirm all that any such attorney-in-fact shall lawfully do, or cause to be done, by virtue thereof or hereof.

       13.2   NATURE OF SPECIAL POWER.

       The power of attorney granted to each Director pursuant to this Section
13:

       (a) Is a special power of attorney coupled with an interest and is irrevocable;

       (b) May be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and

       (c) Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of its interest in the Company (except that where the assignment is of such Member's entire interest in the Company and the assignee, with the consent of the other Members, is admitted as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Member's or assignee's successors and assigns.


                                  SECTION 14.

                           DISSOLUTION AND WINDING UP

       14.1   DISSOLUTION EVENTS.

       (a) DISSOLUTION. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "DISSOLUTION EVENT"):

              (1) The unanimous vote of the Members to dissolve, wind up, and liquidate the Company;

              (2) A judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the Business;

              (3)    The expiration of the Company's term;

              (4)    The entry of a decree of judicial dissolution; or

              (5) The Bankruptcy, retirement, resignation or expulsion of any Member; provided that any such event will not be deemed a Dissolution Event if within ninety (90) days after such Dissolution Event if the Company has one (1) or more remaining Members and such Member or Members agree to continue the business and affairs of the Company.

       (b) RECONSTITUTION. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then within an additional ninety (90) days after such determination (the "RECONSTITUTION PERIOD"), all of the Members may elect to reconstitute the Company and continue its Business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 14.2 hereof. If such an election is made within the Reconstitution Period, then:

              (1) The reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in this Section 14.1(a);

              (2) All necessary steps shall be taken to cancel this Agreement and the Certificate and to enter into a new operating agreement and certificate of organization; provided that the right of the Members to select successor Directors and to reconstitute and continue the Business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for U.S. federal income tax purposes upon the exercise of such right to continue.

       14.2   WINDING UP.

       Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided that all covenants contained in this Operating Agreement and obligations provided for in this Operating Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 14.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety (90) days of the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.6), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

       (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to Members under Section 18-601 or 18-604 of the Act;

       (b) Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distribution under Sections 18-601 or 18-604 of the Act; and

       (c) The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

       14.3   RIGHTS OF MEMBERS.

       Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its investment and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the Debts or liabilities of the Company are insufficient to return such investment, the Members shall have no recourse against the Company or any other Member or Director.

       14.4   NOTICE OF DISSOLUTION/TERMINATION.

       (a) In the event a Dissolution Event occurs, the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Liquidator) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Liquidator).

       (b) Upon completion of the distribution of the Company's Property as provided in this Section 14, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

       14.5   THE LIQUIDATOR.

       (a) DEFINITION. The "LIQUIDATOR" shall mean a Person appointed by the Governing Board to oversee the dissolution of the Company and shall have the power of attorney granted to the Directors pursuant to Section 13.

       (b) FEES. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 14 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services, other than a Liquidator that is also a Member or Director.

       (c) INDEMNIFICATION. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, stockholders, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, stockholders, agents or employees of the Liquidator in connection with the winding up of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, stockholder, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

       14.6   FORM OF LIQUIDATING DISTRIBUTIONS.

       For purposes of making distributions required by Section 14.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                                  SECTION 15.

                              MANAGEMENT DEADLOCK

       15.1   EXISTENCE OF A DEADLOCK

       A deadlock of the Governing Board (a "DEADLOCK") shall be deemed to exist if the Governing Board shall be unable to reach agreement by the required vote on (i) a Major Decision, (ii) a decision involving the expenditure of more than $____ million or (iii) a decision relating to the election of Executive Officers, provided that any matter referred to in (i),
(ii) or (iii) has been submitted for consideration at two successive meetings.

       15.2   DISCUSSIONS BY CHIEF EXECUTIVE OFFICERS

       If a Deadlock exists, the Members or Governing Board, as appropriate, shall negotiate in good faith and use their respective best efforts to resolve such Deadlock. If, however, after 20 Business Days such Deadlock remains, any Member, by giving notice to the other Members, may request that such Deadlock be referred for resolution to the Chief Executive Officer of Charter Inc. and the Chief Executive Officer of Crescent Operating (the "Chief Executive Officers") (or, if a Member's Chief Executive Officer is on the Company's Governing Board, another senior officer or director designated by the Member). The Chief Executive Officers shall meet within 20 Business Days thereafter and shall attempt in good faith to resolve such Deadlock. Any resolution agreed to in writing by the Chief Executive Officers shall be final and binding on the Company and the Members, so long as the resolution is not inconsistent with any provision of this Agreement.

       15.3   BUY/SELL OPTION

       In the event of a failure to resolve a Deadlock pursuant to Section 15.2 within forty (40) Business Days after a Member makes the request for resolution by the Chief Executive Officers (an "UNRESOLVED DEADLOCK"), either Member, at any time thereafter, shall be authorized to offer to purchase all of the Interest of the other Member pursuant to the procedures set forth in the following provisions:

       (a) Either Crescent Operating or Charter Inc. (the initiating party being hereinafter referred to as the "OFFERING PARTY") may by written notice to the other party (the "RESPONDING PARTY") state the aggregate fair value of all of the outstanding Interests in the Company (the "STATED VALUE"). The giving of such notice of Stated Value by the Offering Party shall constitute the irrevocable offer of such party to purchase all of the Responding Party's Interest in the Company or to sell to the Responding Party all of the Offering Party's Interest in the Company for the respective purchase price provided for hereinafter.

       (b) Within thirty (30) days after receipt of said notice, the Responding Party shall determine whether it shall sell its Interest or purchase the Offering Party's Interest in the Company as provided herein and shall give written notice to the Offering Party of its decision and shall designate in that notice which party will be the "SELLING PARTY" and which party shall be the "PURCHASING PARTY." If the Responding Party shall fail to give notice of its election within the said 15-day period, then the Responding Party shall be deemed to have given notice of its election to sell all of its Interest in the Company pursuant to the provisions hereof.

       (c) Within forty-five (45) days after the date on which the Responding Party receives the notice of Stated Value from the Offering Party, Crescent Operating and Charter Inc. shall close the purchase of all of the Interest in the Company then owned by the Selling Party. The purchase price for such Interest shall be the product obtained by multiplying the Stated
Value times the Percentage Interest owned by the Selling Party. The Purchasing Party shall pay the purchase price for such Interest in cash or by certified check at the closing. The Selling Party shall deliver to the Purchasing Party at the closing such documents and instruments as may be necessary or desirable, in the opinion of counsel for the Purchasing Party, to effect the transfer of the Selling Party's Interest to the Purchasing Party, which Interest shall be free and clear of all Encumbrances.

       (d) If the Selling Party is Charter Inc. and, after the close of the purchase of Charter Inc.'s Interest by Crescent Operating, the Company fails to pay to Franchisor all amounts due Franchisor under the Franchise Agreement, Crescent Operating acknowledges that Charter Inc. shall have the rights granted to Franchisor under Section 15 of the Franchise Agreement.

       15.4   CONTINUATION OF BUSINESS.

       During the pendency of any Deadlock relating to the approval of any Annual Budget for an ensuing Fiscal Year, the Governing Board and the President shall conduct the Business of the Company in accordance with Section 8.3(c) of this Agreement.


                                  SECTION 16.

                                 MISCELLANEOUS

       16.1   TIME.

       In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

       16.2   NOTICES.

       Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and Governing Board:

       (a) If to the Governing Board or Company, to the address determined pursuant to Section 2.4(a) hereof;

       (b) If to the Directors, to the addresses set forth in Section 8.1 hereto and thereafter at such address notified by such Director to the Company in writing; and

       (c) If to a Member, to the appropriate address set forth in Section 2.4(b) or 2.4(c) hereof and thereafter at such address notified by such Member to the Company in writing.

       16.3   BINDING EFFECT

       Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

       16.4   CONSTRUCTION.

       Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

       16.5   HEADINGS.

       Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

       16.6   SEVERABILITY.

       Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 16.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

       16.7   INCORPORATION BY REFERENCE.

       No exhibit, schedule, or other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

       16.8   VARIATION OF TERMS.

       All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

       16.9   GOVERNING LAW.

       The laws of the State of Delaware (other than the choice of law provisions thereof) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

       16.10  WAIVER OF JURY TRIAL.

       Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

       16.11  COUNTERPART EXECUTION.

       This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

       16.12  NO MATERIAL IMPAIRMENT.

       No Member shall take any action that could impair materially such Member's ability to perform its duties and obligations under this Agreement.

       IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.


                                        CHARTER BEHAVIORAL HEALTH SERVICES, INC.




                                        ---------------------------------------
                                        Name:
                                        Title:



                                        CRESCENT OPERATING, INC.




                                        ---------------------------------------
                                        Name:
                                        Title: